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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 24, 1997

                            GOLDEN EAGLE GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   1-11480                 65-0353755
(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)         Identification No.)

           120 Standifer Drive
             Humble, Texas                                      77338
(Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (281) 446-2656

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Item 5.  Other Events.

        On June 24, 1997, Golden Eagle Group, Inc. (the "COMPANY") announced that it will extend the expiration date of its 800,000 Redeemable Common Stock Purchase Warrants (the "WARRANTS") for six months to May 23, 1998. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $3.25 through May 23, 1998. With respect to their other characteristics, the Warrants are described at length in the prospectus filed with the Securities and Exchange Commission (File No. 33-49878-A) dated November 24, 1992 and are subject to the provisions of the Warrants and the warrant agency agreement between the Company and Continental Stock Transfer & Trust Company. Copies have been filed as exhibits to the Registration Statement, which includes the aforementioned prospectus.

        The Warrants are listed on the NASDAQ SmallCap Market under the symbol "GEGPW" and listed on the Boston Stock Exchange under the symbol "GEGW".


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GOLDEN EAGLE GROUP, INC.

Date:  July 3, 1997                         By:
                                            Name: Donald A. Nodorft
                                            Title: Chief Financial Officer